Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED HAVE BEEN MARKED WITH THREE ASTERISKS [***] AND A FOOTNOTE INDICATING “CONFIDENTIAL TREATMENT REQUESTED”. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

QUOTA SHARE RETROCESSION AGREEMENT

by and between

IRIS REINSURANCE LTD. acting in respect of its segregated account designated AS “KWQS”

(the “Company”)

and

IIS Re Ltd.

(as Reinsurer)

Dated October 26, 2017

QUOTA SHARE RETROCESSION AGREEMENT

This QUOTA SHARE RETROCESSION AGREEMENT (this “Reinsurance Agreement”), dated as of October 26, 2017 (the “Closing Date”), and to become effective as of the Effective Date (defined below), is made and entered into by and between Iris Reinsurance Ltd. (“Iris Re”), a Bermuda exempted company licensed as Class 3 insurer under the Insurance Act 1978 of Bermuda, as amended, and registered as a segregated accounts company under the Bermuda Segregated Accounts Companies Act 2000, as amended (the “SAC Act”), acting in respect of its segregated account designated as “KWQS” (the “Company”), and IIS Re Ltd. (the “Reinsurer”), a Bermuda exempted company incorporated under the laws of Bermuda, and to be licensed as a special purpose insurance company by the Bermuda Monetary Authority (the “BMA”).

WITNESSETH:

WHEREAS, the Company has entered into, and may enter into in the future during the term of this Reinsurance Agreement, certain industry loss warranties, derivative contracts, reinsurance contracts, treaties and/or agreements (collectively, the “Underlying Reinsurance Agreements”) with various contract counterparties and ceding companies (each of which that is currently in force is specifically identified on Schedule A attached hereto (including, without limitation, anticipated premiums and aggregate limits of liability), whereby the Reinsurer has and/or will assume and reinsure risks and liabilities through a segregated account of the Company;

WHEREAS, subject to the terms, conditions and limitations of this Reinsurance Agreement, the Company desires to cede to the Reinsurer, and the Reinsurer desires to accept and assume, a quota share of such risks and liabilities arising out of the Underlying Reinsurance Agreements;

WHEREAS, the retrocessional coverage provided hereunder will be effected through a fully collateralized reinsurance structure;

WHEREAS, Iris Re established the Company for the sole and exclusive purpose of effectuating the transactions contemplated by the Underlying Reinsurance Agreements and this Reinsurance Agreement, and the Company shall have no liabilities to any other person or entity other than to the various contract counterparties and ceding companies pursuant to the Underlying Reinsurance Agreements and the Reinsurer hereunder;

WHEREAS, the Reinsurer will establish one or more physically and legally segregated trust accounts (the “Trust Account”) with a financial institution mutually agreeable to the parties for the custody, maintenance and administration of the collateral provided by the Reinsurer hereunder;

WHEREAS, the parties acknowledge and agree that the intent of this Reinsurance Agreement is to transfer risk on Underlying Reinsurance Agreements that cover risks and liabilities on an industry loss and/or parametric basis, and that the assumption and reinsurance of any indemnity-based or other coverage by the Reinsurer will be at the sole discretion of the Reinsurer;

WHEREAS, the parties acknowledge and agree that any and all coverage of losses (collectively, the “Excluded CAT Losses”) that cover, whether directly or indirectly, losses, risks and/or liabilities that were incurred, sustained, suffered or incurred in any way, whether directly or indirectly prior to the Effective Date (defined below), including, without limitation, those losses covered under Underlying Reinsurance Agreements caused by, related to or otherwise connected with certain natural catastrophes designated by the World Meteorological Organization as “Hurricane Harvey” (including the collateral and supplemental damage created thereby) and “Hurricane Irma” (including the collateral and supplemental damage created thereby) shall be expressly excluded from the retrocessional coverage provided by the Reinsurer hereunder; and

WHEREAS, the Company and the Reinsurer desire to set forth their respective rights and obligations in relation to the cession of liabilities by the Company to the Reinsurer hereunder.

NOW, THEREFORE, for and in consideration of the recitals and the promises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

CESSION AND REINSURANCE

1.1	Reinsurer Obligations. The Company hereby cedes to the Reinsurer, and the Reinsurer hereby accepts, reinsures and assumes, in each case, pursuant to the terms, conditions, limits and exclusions of this Reinsurance Agreement, the quota share percentage (as set forth on Annex A, the “Quota Share”) of the Company’s liabilities and obligations arising under the Underlying Reinsurance Agreements, exclusive of the premiums earned and losses incurred prior to the Effective Date from the Underlying Reinsurance Agreements, subject to the terms, conditions, limits and exclusions thereunder (the “Reinsurer Obligations”) during the term of this Reinsurance Agreement. The Quota Share will be variable and recalculated on a monthly basis. At any time during the term of this Reinsurance Agreement, the aggregate of all Reinsurer Obligations attributable to the Company’s obligation to pay losses shall not, under any circumstances, exceed the Collateral Amount (defined below).

1.2	Amendment of Underlying Reinsurance Agreements. The Company shall not amend, restate, modify or supplement any of the Underlying Reinsurance Agreements to the extent that any such amendment, restatement, modification or supplement could reasonably be expected to materially and adversely affect the Reinsurer in a manner disproportionately disadvantageous to the Reinsurer relative to the impact to the Company of such amendment, restatement, modification or supplement hereunder without the prior written consent of the Reinsurer (which consent shall not be unreasonably withheld, conditioned or delayed).

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ARTICLE II

TERM AND TERMINATION

2.1	Term. This Reinsurance Agreement shall remain in full force and effect from and including the Effective Date through and including the scheduled termination date of December 31, 2020 (unless otherwise terminated pursuant to Section 2.2. For the purposes of this Reinsurance Agreement, the “Effective Date” shall mean the first (1st) Business Day following the satisfaction of the latest to occur of the following conditions precedent: (i) the closing of the initial public offering (the “IPO”) of Insurance Income Strategies Ltd., a Bermuda reinsurance holding company and ultimate parent corporation of the Reinsurer; (ii) the licensing and qualification of the Reinsurer as a “Special Purpose Insurer” by the BMA under the laws and regulations of Bermuda; and (iii) the funding of the Trust Account (as discussed below). For the avoidance of doubt, until the foregoing conditions precedent are satisfied, this Reinsurance Agreement shall not become effective and the rights and obligations established hereby shall be of no force or effect.

2.2	Termination. This Reinsurance Agreement shall terminate upon the earlier of (i) December 31, 2020 or (ii) the date specified in a mutual written agreement executed by the parties. Such termination shall be effected through a commutation of this Reinsurance Agreement and the rights and obligations of the parties hereunder. In consideration of the execution of a mutually agreed commutation agreement and the payment of a commutation amount mutually agreed to in good faith by the parties, the Reinsurer and the Company shall be released, without the need for the execution or delivery of any other documents, from all obligations and liabilities under this Reinsurance Agreement.

2.3	Effect of Termination. In the event of the termination of this Reinsurance Agreement, the Reinsurer shall remain liable as of the date of termination with respect to its Reinsurer Obligations for each of the Underlying Reinsurance Agreements of the Company in force prior to the termination of this Reinsurance Agreement until the natural expiration date and final disposition of all of the Company’s obligations and liabilities under such Underlying Reinsurance Agreements.

ARTICLE III

REINSURANCE LIMITS

3.1	Aggregate Limit. The Reinsurer shall indemnify, reimburse and hold harmless the Company for its Quota Share of losses under the Underlying Reinsurance Agreements (subject to the terms, conditions, exclusions and limits of such Underlying Reinsurance Agreements), subject at all times to an aggregate maximum exposure equal to the Collateral Amount (defined below), which shall be at all times, and from time to time, the Reinsurer’s aggregate limit under this Reinsurance Agreement.

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3.2	Limited Recourse applies. It is understood and agreed that the provisions of Article V, Limited Recourse and Bermuda Regulation, shall override the provision of this Article II as regards to the maximum liability of the Reinsurer.

ARTICLE IV

EXCLUSIONS

4.1	This Reinsurance Agreement shall be subject to the terms, conditions and exclusions contained in the Underlying Reinsurance Agreements comprising the subject business reinsured hereunder. In addition, this Reinsurance Agreement shall not cover, and shall expressly exclude: (i) Excluded CAT Losses and (ii) liabilities arising under any reinsurance contract, agreement, treaty and/or other arrangement between the Company and any ceding company other than an industry loss warranty and/or parametric reinsurance agreement or derivative where loss is calculated on an indexed rather than actual basis, unless and to the extent such alternative contract, agreement, treaty or other arrangement has been expressly accepted and assumed hereunder by the Reinsurer in writing, (iii) Extra-Contractual Obligations (defined below) and (iv) Ex Gratia Payments (defined below). For the purposes of this Reinsurance Agreement, “Extra-Contractual Obligations” shall mean those liabilities not covered under any other provision of this Reinsurance Agreement which arise under the Underlying Reinsurance Agreements as a result of the negligent or fraudulent mishandling of any claim by the Company thereunder, actual negligence by the Company related to any loss payments on the Underlying Reinsurance Agreements, the negligent or fraudulent rejection or settlement of any disputed claim thereunder and/or any payments made in excess of the amounts actually owing under the terms and conditions of such Underlying Reinsurance Agreements. “Ex-Gratia Payment” shall mean any payment, concession or accommodation made by the Company to a ceding company that the Company would not otherwise be obligated to make under the terms and conditions of an Underlying Reinsurance Agreement.

ARTICLE V

COLLATERAL

5.1	Collateral. On or prior to the Effective Date, the Reinsurer shall deposit, transfer or otherwise deliver to the Trust Account funds, securities and/or other assets, free and clear of any liens, security interests or other encumbrances, with a fair market value in an amount to equal to the Reinsurer Obligations in respect of the Company’s then outstanding obligations under the Underlying Reinsurance Agreements then in effect. Thereafter, all payments of Premium (as defined in Article VI) by the Company to the Reinsurer shall be deposited, without set-off, into the Trust Account upon the termination of this Reinsurance Agreement. At any time and from time to time the fair market value of the assets held in the Trust Account shall be the “Collateral Amount”.

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5.2	Use of Collateral Amount. The Reinsurer acknowledges that the Company may withdraw from the Trust Account and use the Collateral Amount to fund its obligations for the payment of the Reinsurer’s Quota Share under the Underlying Reinsurance Agreements.

5.3	Collateral Distributions. Upon the termination, expiration or commutation of this Reinsurance Agreement, and the release of the Reinsurer as contemplated by Section 2.2 & 2.3, subject to the mutual agreement of the parties contained in Section 2.2, the Reinsurer shall be entitled to receive any remaining Collateral Amount contained in the Trust Account.

ARTICLE VI

LIMITED RECOURSE AND BERMUDA REGULATIONS

6.1	The liability of the Reinsurer for the performance and discharge of all of its obligations, however they may arise, in relation to this Reinsurance Agreement (together “Obligations” for purposes of this Article), shall be limited to and payable solely from the proceeds of liquidation and realization of the assets of the Trust Account and accordingly there shall be no recourse to any other assets of the Reinsurer, whether or not allocated to any other account of Reinsurer. In the event that the proceeds of liquidation and realization of the assets of the Trust Assets are insufficient to meet all Obligations, any Obligations remaining after the application of such proceeds shall be extinguished, and the parties hereto shall be released, without the need for the execution or delivery of any other documents, from all obligations and liabilities under this Reinsurance Agreement.

ARTICLE VII

FOLLOW THE FORTUNES

7.1	All liabilities and obligations of the Company of any nature arising out of, relating to or otherwise arising under the terms of and within the limits of, the Underlying Reinsurance Agreements that are binding on the Company pursuant to the Underlying Reinsurance Agreements shall be binding upon the Reinsurer, the intent of this Reinsurance Agreement being that, subject to Section 1.2 and the other terms, conditions and limitations of this Reinsurance Agreement, the Reinsurer shall in every case “follow the fortunes” of the Company in respect of the risks and obligations the Company has accepted under the Underlying Reinsurance Agreements.

ARTICLE VIII

COMMISSION AND OTHER DEDUCTIONS

8.1	As consideration for the reinsurance coverage hereunder, the Company shall pay to the Reinsurer the Quota Share of all reinsurance premiums received by the Company under the terms of the Underlying Reinsurance Agreements (collectively with all investment income, dividends and other amounts earned on or distributed in respect of assets in the Trust Account and, without duplication, the earned on or distributed in respect of the portion of assets in any other trust account established by the Company or Iris Re allocable to the Collateral Amount provided by Reinsurer, “Premium”). Premium under this Reinsurance Agreement shall be paid by the Company upon termination to the Trust Account upon the directions of the Reinsurer, and each and every Premium of the Underlying Reinsurance Agreements shall increase the Collateral Amount.

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8.2	Beginning December 31, 2018, the Reinsurer may elect on a quarterly basis to receive payment of up to 100% of earned Premium with 60 calendar days prior notice. Payment of such amounts shall reduce the Collateral Amount.

8.3	The Company shall charge the Reinsurer a ceding commission in an amount equal to [***][1]% of the Collateral Amount paid by the Reinsurer (“Ceding Commission”) per annum if the Collateral Amount is $[***][2] million or less, and [***][3]% of the Collateral Amount if the Collateral Amount exceeds $[***][4] million. The Ceding Commission is to be calculated on the basis of daily Collateral Amount outstanding and paid on a quarterly basis at the beginning of each quarter.

ARTICLE IX

REPORTS AND REMITTANCES

9.1	The Company shall prepare and deliver to the Reinsurer periodic statements of account within seven (7) Business Days following the close of each calendar month during the term of this Reinsurance Agreement, and the Company shall deliver to the Reinsurer (i) updates with regards to the Underlying Reinsurance Agreements within ten (10) Business Days following its receipt of any “calculation report” or other material document thereunder and (ii) any other notices, reports, loss advices and similar material received by the Company in connection with the Underlying Reinsurance Agreements promptly following receipt thereof by the Company.

ARTICLE X

ACCESS TO RECORDS

10.1	The Reinsurer or its designated representatives shall have full access to the books and records of the Company at all reasonable times for the purpose of obtaining information concerning this Reinsurance Agreement or the subject matter hereof. Upon request of the Reinsurer, at the Reinsurer’s expense, the Company shall (a) supply the Reinsurer with copies of the whole or any part of such books and records relating to this Reinsurance Agreement or the subject matter hereof and (b) exercise its rights under the Underlying Reinsurance Agreements to review the books and records or seek additional information with respect to the Underlying Reinsurance Agreements. Upon the occurrence and during the continuance of any default hereunder by the Company, the Reinsurer’s rights to access the books and records of the Company shall be unlimited, and any inspection of such books and records by the Reinsurer shall be at the sole cost and expense of the Company.

1 Confidential treatment requested.

2 Confidential treatment requested.

3 Confidential treatment requested.

4 Confidential treatment requested.

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ARTICLE XI

ERRORS AND OMISSIONS

11.1	Any inadvertent delays, errors or omissions made in connection with this Reinsurance Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached hereunder had such delay, error or omission not occurred; provided, that such error or omission is rectified as soon as reasonably possible after discovery.

ARTICLE XII

MEDIATION; ARBITRATION

12.1	Mediation. If a dispute between the Company and the Reinsurer, arising out of the provisions of this Reinsurance Agreement or concerning its interpretation or validity and whether arising before or after termination of this Reinsurance Agreement, has not been settled through negotiation, both parties agree to try in good faith to settle such dispute by nonbinding mediation, before resorting to arbitration.

12.2	Arbitration.

(a)	Resolution of Disputes. As a condition precedent to any right of action arising hereunder, any dispute not resolved by mediation between the Company and the Reinsurer arising out of the provisions of this Reinsurance Agreement or concerning its interpretation or validity, whether arising before or after termination of this Reinsurance Agreement, shall be submitted to arbitration in the manner hereinafter set forth.

(b)	Composition of Panel. Unless the parties agree upon a single arbitrator within fifteen (15) days after the receipt of a notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire chosen in accordance with Section 12.2(c).

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(c)	Appointment of Arbitrators. The members of the arbitration panel shall be chosen from disinterested persons with at least ten (10) years’ experience in the insurance and reinsurance business. The party requesting arbitration (hereinafter referred to as the “claimant”) shall appoint an arbitrator and give written notice thereof by certified mail, to the other party (hereinafter referred to as the “respondent”) together with its notice of intention to arbitrate. Within thirty (30) days after receiving such notice, unless a single arbitrator is agreed upon in accordance with Section 12.2(b), the respondent shall also appoint an arbitrator and notify the claimant thereof by certified mail. The parties agree that the arbitrator appointed by the parties need not be neutral. Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If, within twenty (20) days after the appointment of the arbitrator chosen by the respondent, the two arbitrators fail to agree upon the appointment of an umpire, each of them shall nominate three individuals to serve as umpire, of whom the other shall decline two and the umpire shall be chosen from the remaining two by drawing lots. The name of the individual first drawn shall be the umpire.

(d)	Failure of Party to Appoint an Arbitrator. If the respondent fails to appoint an arbitrator within thirty (30) days after receiving a notice of intention to arbitrate, the claimant’s arbitrator shall appoint an arbitrator on behalf of the respondent, such arbitrator shall then, together with the claimant's arbitrator, choose an umpire as provided in Section 12.2(c).

(e)	Submission of Dispute to Panel. Within thirty (30) days after the notice of appointment of all arbitrators, the panel shall meet, and determine a timely period for discovery, discovery procedures and schedules for hearings.

(f)	Procedures Governing Arbitration. All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the panel shall give due consideration to the customs and usages of the insurance and reinsurance business.

(g)	Arbitration Award. The arbitration panel shall render its decision within sixty (60) days after termination of the proceeding, which decision shall be in writing, stating the reasons therefor. The decision of the majority of the panel shall be final and binding on the parties to the proceeding. In no event, however, will the panel be authorized to award punitive, exemplary or consequential damages of whatsoever nature.

(h)	Cost of Arbitration. Unless otherwise allocated by the panel, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other parties the expense of the umpire and the arbitration.

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ARTICLE XIII

CONFIDENTIALITY

13.1	Confidential Information. The information, data, statements and other materials provided by Company or the Reinsurer to the other arising from participation in this Reinsurance Agreement constitute confidential or proprietary information unless expressly indicated otherwise by the disclosing party (the “Disclosing Party”) in writing from time to time to the other party (“Confidential Information”). Such Confidential Information is intended for the sole use of the parties to this Reinsurance Agreement.

13.2	Limits on Disclosure. Each of the parties hereto (as a receiving party, the “Receiving Party”) agrees, on behalf of itself and its affiliates, agents and representatives, to hold and keep confidential, and not to disclose to any third party (for the avoidance of doubt, “third party” as used herein shall not include any affiliates, agents, representatives, reinsurers or retrocessionaires of, or investors in the Receiving Party), any Confidential Information of the Disclosing Party that it receives or has access to concerning this Reinsurance Agreement or the subject matter hereof (unless requested or required by relevant insurance regulatory authorities or otherwise compelled to do so by applicable law); provided that this provision shall not apply to the extent that such Confidential Information was already in the public domain at the time of disclosure other than as a result of a breach of this Agreement. The Reinsurer further agrees, on behalf of itself and its affiliates, agents and representatives, that it shall not use any underwriting or related information received from the Company, except for the sole purpose of analyzing the risks to be ceded to the Reinsurer hereunder or in the application of the terms of this Reinsurance Agreement. The Receiving Party agrees to abide by any reasonable determination by the Disclosing Party that any information provided to the Receiving Party constitutes confidential and proprietary information.

13.3	Third-Party Demands for Access. Should a Receiving Party receive a third party demand pursuant to subpoena, summons, or court or governmental order or request, to disclose Confidential Information that has been provided by another party to this Reinsurance Agreement, the Receiving Party shall provide the Disclosing Party with written notice of any subpoena, summons, or court or governmental order or request, promptly upon receipt of the demand and prior to disclosure of such Confidential Information. Unless the Disclosing Party has given its prior permission to release or disclose the Confidential Information, the Receiving Party shall not comply with the subpoena prior to the actual date required by the subpoena and, if the Disclosing Party objects to the release of the Confidential Information, the Receiving Party will take reasonable steps to cooperate with the Disclosing Party in its efforts to resist release of the Confidential Information. The Disclosing Party shall bear the cost of resisting such release or disclosure. If a protective order or appropriate remedy is not obtained, the Receiving Party may disclose only that portion of the Confidential Information that it has been advised by its counsel is legally required to be disclosed.

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ARTICLE XIV

NOTICES

Any notice or information to be given, delivered or provided pursuant to this Reinsurance Agreement to either party shall be in writing and be deemed received, served, delivered or provided if it is delivered (i) by hand, when delivered in person against written receipt, (ii) by recognized express courier, when delivered by such service against written or electronic receipt or (iii) by facsimile transmission, on the date of confirmation of transmission, on the date of transmission, to the following address, facsimile number or e-mail address:

(a)	in the case of the Reinsurer, by giving, delivering or providing the original notice or information at:

IIS Re Ltd.

The Boyle Building

2nd Floor

31 Queen Street

Hamilton HM 11

Bermuda

Attention: Tom Heise, Chief Executive Officer

With a copy to:

with copy to:

Marsh Management Services (Bermuda) LTD

Power House

7 Par La Ville Road

Hamilton HM 11

Bermuda

Attention: Davis Maranga

Telephone: 1 441 298 6623

Email: Davis.Maranga@marsh.com

(b)	in the case of the Company, by giving, delivering or providing the original notice or information at:

Iris Reinsurance Ltd.

Par-La-Ville Place

14 Par-La-Ville Road

Hamilton HM08

Bermuda

Attention: Peter Yu, Charles Mixon

Tel: +1-441-292-6720

E-mail: peter.yu@cartesiangroup.com; charles.mixon@cartesianre.com; team@iris-re.com

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With a copy to:

Horseshoe Group

Wessex House, 3rd Floor

45 Reid Street

Hamilton HM 12, Bermuda

Attention: Nigel Godfrey

Telephone No.: +1-441-295-8478

E-mail: iris@horseshoe.bm

or, in each case, to such other address or facsimile number and/or for the attention of any other individual and/or copied to any other person designated pursuant to a written notice provided in accordance with this Article XIII.

ARTICLE XV

REPRESENTATIONS, WARRANTIES AND COVENANTS

15.1	Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants, as applicable, to the Reinsurer as follows:

(a)	Representations and Warranties

(i)	Iris Re is duly organized and validly existing under the laws of Bermuda.

(ii)	The Company has all requisite power and authority to enter into each of this Reinsurance Agreement and the Underlying Reinsurance Agreements, and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of each of this Reinsurance Agreement and the Underlying Reinsurance Agreements, and the performance by the Company of its obligations hereunder and thereunder, have been duly authorized. Each of this Reinsurance Agreement and the Underlying Reinsurance Agreements constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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(iii)	The execution, delivery and performance of each of this Reinsurance Agreement and the Underlying Reinsurance Agreements will not (A) violate any provision of the memorandum of association or bye-laws of Iris Re; (B) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any contract or other agreement to which the Company is a party; (C) violate any order, judgment or decree applicable to the Company; or (D) be subject to the receipt of any necessary regulatory approval or non-disapproval except as have been obtained and are in effect on the date hereof, or violate any statute, law or regulation of any jurisdiction applicable to the Company.

(iv)	The individual executing each of this Reinsurance Agreement and the Underlying Reinsurance Agreements on behalf of the Company is duly authorized to do so.

(b)	Covenants. The Company shall use utmost good faith in all of its dealings with the Reinsurer and in all of the transactions contemplated hereby.

15.2	Representations, Warranties and Covenants of the Reinsurer. The Reinsurer represents, warrants and covenants, as applicable, to the Company as follows:

(a)	Representations and Warranties

(i)	The Reinsurer is duly organized and validly existing under the laws of its jurisdiction of organization.

(ii)	The Reinsurer has all requisite power and authority to enter into this Reinsurance Agreement, and, upon registration as a special purpose insurer, will have all requisite power and authority to perform its obligations hereunder. The execution and delivery by the Reinsurer of this Reinsurance Agreement, and, upon registration as a special purpose insurer, the performance by the Reinsurer of its obligations hereunder, will be duly authorized, valid and binding obligations of the Reinsurer enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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(iii)	The execution, delivery and performance of this Reinsurance Agreement will not (A) violate any provision of the charter or organizational document of the Reinsurer; (B) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any contract or other agreement to which the Reinsurer is a party; (C) violate any order, judgment or decree applicable to the Reinsurer; or (D) be subject to the receipt of any necessary regulatory approval or non-disapproval, or violate any statute, law or regulation of any jurisdiction applicable to the Reinsurer.

(iv)	The individual executing this Reinsurance Agreement on behalf of the Reinsurer is duly authorized to do so.

(b)	Covenants. The Reinsurer shall use utmost good faith in all of its dealings with the Company and in all of the transactions contemplated hereby.

15.3	Remedies. Remedies with respect to breaches of certain representation, warranties and covenants are as follows:

(a)	In the event that the Company or the Reinsurer breaches any of the representations or warranties made in Section 15.1(a) or Section 15.2(a), the non-breaching party’s damages shall be limited to money damages.

(b)	In the event that the Company or the Reinsurer breaches any of the covenants made in Section 15.1(b) or Section 15.2(b), the non-breaching party’s damages shall be limited to money damages.

ARTICLE XVI

CURRENCY

16.1	Currency. Wherever the word "Dollars" or sign "$" appear in this Reinsurance Agreement they shall be construed to mean United States Dollars.

16.2	Unless otherwise agreed, for purposes of this Reinsurance Agreement, where the Company receives premiums or pays losses and/or commissions in currencies other than United States currency, such premiums or losses and commissions shall be converted into United States Dollars at the rates of exchange utilised by the Company in its books at the inception date of this Reinsurance Agreement.

ARTCILE XVII

MISCELLANEOUS PROVISIONS

17.1	No Set-Off. All payments due and payable hereunder by either party, whether with respect to the same date or otherwise, shall be made on a gross basis.

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17.2	Entire Agreement. This Reinsurance Agreement (including any amendments hereto) and the Underlying Reinsurance Agreements (including any amendments thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

17.3	Governing Law. This Reinsurance Agreement shall be governed by, and construed and enforced in accordance with, the laws of Bermuda (other than any mandatory conflict of law rule which might result in the application of the law of any other jurisdiction), provided that any provisions of this Reinsurance Agreement relating to the segregation of assets or liabilities of the Company shall be governed by and construed in accordance with the SAC Act.

17.4	Third-Party Beneficiaries. This Reinsurance Agreement is intended for the exclusive benefit of the parties to this Reinsurance Agreement and their respective successors and permitted assigns, and nothing in this Reinsurance Agreement, express or implied, is intended to or shall confer upon any person, other than the parties hereto, any rights, benefits or remedies of any nature whatsoever under or by reason of this Reinsurance Agreement.

17.5	Wire Transfers. All payments to the Reinsurer required under this Reinsurance Agreement shall be made in United States dollars by wire transfer in immediately available funds in accordance with the following wire transfer instructions:

To be provided by the Reinsurer at the Effective Date.

17.6	Descriptive Headings. The article and section headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Reinsurance Agreement.

17.7	Amendment. This Reinsurance Agreement may not be amended or modified or any term or provision hereof waived or discharged except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

17.8	Waiver. Except as otherwise provided in this Reinsurance Agreement, any failure or delay by any party in exercising any right, power or privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege hereunder or otherwise available at law or in equity.

17.9	Assignment. No party may assign any of its rights or obligations under this Reinsurance Agreement without the written consent of the other party to this Reinsurance Agreement.

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17.10	Counterparts. This Reinsurance Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

17.11	Further Assurances. Each party hereto agrees to perform any further acts and to execute and deliver any further documents, which may be reasonably necessary to carry out the provisions of this Reinsurance Agreement.

17.12	Severability. Any term or provision of this Reinsurance Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Reinsurance Agreement or affecting the validity or enforceability of any of the terms or provisions of this Reinsurance Agreement in any other jurisdiction. If any provision of this Reinsurance Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

17.13	Segregated Account and Bermuda law.

(a)	This Reinsurance Agreement confers no voting rights on the Reinsurer relative to either the affairs of the Company, the affairs of any segregated account of Iris Re or of the general account of Iris Re.

(b)	The assets of Iris Re arising out of or in respect of the terms of this Reinsurance Agreement shall at all times be linked to the Company and shall be kept segregated within the meaning of the SAC Act, and separate, and distinct from all other funds and assets of Iris Re (except where all relevant parties, including the Company, may expressly agree otherwise, and in accordance with the provisions of section 17A of the SAC Act), and are not chargeable with, and shall not be reduced by, any liability arising from any other business of Iris Re, including, without limitation, any liability arising under the general account or any other segregated account of Iris Re.

(c)	All rights and interests in assets and property linked to the Company shall be determined in accordance with this Reinsurance Agreement and the terms of the SAC Act.

(d)	Pursuant to the terms of this Reinsurance Agreement, all premiums, retro-premium and other receipts arising from this Reinsurance Agreement will be linked to the Company. In addition, any reinsurance recoveries arising from any retrocessional reinsurance agreements ceding all or any portion of the risks assumed hereunder shall be linked to the Company.

(e)	All payments made by the Company under this Reinsurance Agreement shall be paid only out of funds or other assets linked to the Company.

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(f)	Iris Re may terminate the Company at any time after the Company ceases to have any obligation or liability to the Reinsurer hereunder.

(g)	Notwithstanding any matter referred to herein, the Reinsurer understands and accepts that the Company is a segregated account of Iris Re and that all corporate matters relating to the creation of the Company, capacity of the Company, operation and liquidation of the Company and any matters relating to the Company thereof shall be governed by, and construed in accordance with, the laws of Bermuda. The Reinsurer has had the opportunity to take advice and to obtain all such additional information that it considers necessary to evaluate the terms, conditions and risks of entering into this Reinsurance Agreement with the Company.

(h)	The Reinsurer acknowledges and recognizes the applicability, validity and enforceability of the SAC Act and the terms contained therein and in particular that the Company’s liability and obligations under this Reinsurance Agreement are limited to the assets linked to the Company. The Reinsurer agrees and acknowledges that there shall only be recourse to the assets linked to the Company and that (except where all relevant parties, including the Company, may expressly agree otherwise, and in accordance with the provisions of section 17A of the SAC Act) in the event of the exhaustion of the assets linked to the Company, there shall be no recourse by any party to the assets which are linked to any other segregated account (as that term is defined in the SAC Act) established by Iris Re or to the general account of Iris Re and that there is no obligation whatsoever for Iris Re to use any of its property or assets, other than the assets linked to the Company, to satisfy any claim in the event of the exhaustion of the assets linked to the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Reinsurance Agreement to be executed as of the date first set forth above.

IRIS REINSURANCE LTD.,		IIS RE LTD.
ACTING IN RESPECT OF ITS SEGREGATED ACCOUNT DESIGNATED AS “KWQS”

By:	/s/ Charles Mixon	By:	/s/ Thomas C. Heise
Charles Mixon		Thomas C. Heise
Authorized Signatory		Chief Executive Officer

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